Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for November 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,635	128,881,138	139,748,209	152,892,620

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179	80,087
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504	41,462
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299	23,212
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657	17,702
Secured loans	389	401	408	413	426	432	454	458
Notes receivable	119	106	93	110	98	98	94	90
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675	38,625
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245	29,053
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430	9,572

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,731	158,851,935	168,716,430	180,735,296
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,591	111,451,338	121,813,827	134,387,083
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,181	58,636,526	59,759,475	59,530,698
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173	24,594,689
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486	50,133,270
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692	128,424
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602	46,348,213
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824	43,297,721
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777	3,050,491

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431	7,949,942

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615	19,043,832

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000	10,555,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000	6,103,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000	3,220,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000	409,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000	821,000

*	Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,586	1,371	1,348	1,404					11,296
Approvals	404	309	413	389	409	340	324	330					2,918
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.79%	24.80%	24.04%	23.50%					25.83%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,713	1,844	1,386					15,370
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,408	1,195					12,319
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.89%	76.36%	86.22%					80.15%
Secured loans
Applications	65	67	116	97	87	113	115	117					777
Approvals	23	25	38	30	39	41	43	37					276
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%	31.62%					35.52%
Notes receivable
Applications	50	21	39	45	48	49	39	41					332
Approvals	34	21	23	37	28	26	31	22					222
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%	53.66%					66.87%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227	6,096					53,694
Approvals	380	278	340	350	388	353	322	323					2,734
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%	5.30%					5.09%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011	2,703					23,518
Approvals	502	494	552	490	509	491	491	462					3,991
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%	17.09%					16.97%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
November 2004

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	116	555,350	451	346,217	0	0	0	0	0	0	68	20,090	635	921,657
Other	298	1,424,100	108	81,473	22	1,802,500	14	23,581	376	957,520	320	86,123	1,138	4,375,298

Total	414	1,979,450	559	427,690	22	1,802,500	14	23,581	376	957,520	388	106,213	1,773	5,296,955

November 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	52	249,100	196	187,180	0	0	1	1,890	0	0	22	5,230	271	443,400
Other	216	1,004,200	199	219,628	23	9,295,499	5	3,162	308	796,840	261	68,597	1,012	11,387,928

Total	268	1,253,300	395	406,809	23	9,295,499	6	5,052	308	796,840	283	73,827	1,283	11,831,328

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
November 2004

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,370	4,834,426	3,500	4,045,288	7	61,440	1	2,970	10	23,123	1,340	426,026	6,228	9,393,274
Other	23,595	52,964,096	13,811	15,941,726	358	13,113,393	99	168,672	33,044	51,163,293	7,126	2,205,276	78,033	135,556,459

Total	24,965	57,798,523	17,311	19,987,015	365	13,174,883	100	171,642	33,054	51,186,417	8,466	2,631,302	84,261	144,949,734

November 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,774	5,547,277	5,443	9,002,095	11	79,049	3	5,590	11	21,378	1,214	377,153	8,456	15,032,545
Other	21,438	53,983,420	12,259	15,592,594	447	50,054,220	87	122,834	29,042	43,276,342	8,358	2,673,337	71,631	165,702,751

Total	23,212	59,530,698	17,702	24,594,689	458	50,133,270	90	128,424	29,053	43,297,721	9,572	3,050,491	80,087	180,735,296

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of September 30, 2003, 2004 and 2005
November 30, 2003

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	576,720	1.02	394,504	0.70	1,500,977	2.65	2,472,201	4.37	56,562,894
Business Timely loans	234,029	1.29	178,140	0.98	136,880	0.76	549,050	3.03	18,117,853
Secured loans	12,950	0.87	2,678	0.18	155,056	10.46	170,685	11.52	1,481,835
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	277,751
Wide loans	606,299	1.00	385,917	0.64	1,436,686	2.37	2,428,903	4.01	60,630,457
Consumer loans	613,998	1.64	301,951	0.81	254,027	0.68	1,169,977	3.12	37,477,827

Total	2,043,998	1.17	1,263,191	0.72	3,483,627	2.00	6,790,818	3.89	174,548,619

November 30, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	2,000	1.17	4,721	2.75	15,734	9.17	22,456	13.08	171,642
Wide loans	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
Consumer loans	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302

Total	2,660,069	1.84	941,464	0.65	3,837,961	2.65	7,439,495	5.13	144,949,734

November 30, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	562,313	0.94	490,994	0.82	2,136,070	3.59	3,189,378	5.36	59,530,698
Business Timely loans	285,051	1.16	209,595	0.85	150,790	0.61	645,437	2.62	24,594,689
Secured loans	11,668	0.02	1,793	0.00	131,932	0.26	145,393	0.29	50,133,270
Notes receivable	0	0.00	0	0.00	19,236	14.98	19,236	14.98	128,424
Wide loans	379,870	0.88	218,256	0.50	1,134,754	2.62	1,732,881	4.00	43,297,721
Consumer loans	54,847	1.80	37,558	1.23	23,417	0.77	115,823	3.80	3,050,491

Total	1,293,751	0.72	958,197	0.53	3,596,201	1.99	5,848,151	3.24	180,735,296

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	November 2004		November 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	91,029	74.75%	111,484	66.79%	100,855	75.00%
Bank	71,689	58.87%	97,114	58.18%	84,609	62.92%
Non-life insurance companies	2,168	1.78%	1,754	1.05%	1,716	1.28%
Other financial institutions	17,171	14.10%	12,615	7.56%	14,528	10.80%
Direct	30,746	25.25%	55,445	33.21%	33,614	25.00%

Total	121,775	100.00%	166,929	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	November 2004		November 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	7,766	6.38%	28,087	16.83%	10,917	8.12%
Long-term loan	114,009	93.62%	138,842	83.17%	123,552	91.88%
Long-term loan within 1 year	55,658	45.71%	54,791	32.82%	53,874	40.06%
Long-term loan over 1 year	58,351	47.92%	84,052	50.35%	69,678	51.82%

Total	121,775	100.00%	166,929	100.00%	134,469	100.00%

Borrowing rates

	(%)
	November 2004	November 2005	March 2005
Indirect	2.12	1.65	1.97
Bank	2.03	1.62	1.89
Non-life insurance companies	2.35	2.07	2.35
Other financial institutions	2.43	1.79	2.38
Direct	1.91	0.91	1.30

Total	2.07	1.40	1.80

List of Investment Securities

	As of November 30, 2005
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	399	4,901,874,600	2,444,794,600
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	51,300	2,565,000,000	2,260,420,000
IDU Co.	8922	5,200	198,758	1,033,544,000	520,000	2,704,000,000	1,670,456,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	369,000	553,500,000	428,500,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	443	3,222,825,000	310,050,354
Xinhua Finance Ltd.	9399	21,123	52,691	1,112,999,989	66,400	1,402,567,200	289,567,211
Axell Corp.	6730	600	41,666	25,000,000	437,000	262,200,000	237,200,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	424,000	212,000,000	160,733,750
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	221	154,700,000	95,200,000
MOC Corp.	2363	800	165,000	132,000,000	254,000	203,200,000	71,200,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,350	123,500,000	68,193,361
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,125	138,342,375	65,446,506
SBI Partners Co., Ltd.	9653	19,400	107	2,079,680	2,440	47,336,000	45,256,320
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	2,950	88,500,000	43,500,000
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	100,000	150,000,000	26,736,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	152,000	75,392,000	7,567,755
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,782	30,828,600	6,591,300
Aeria Inc.	3758	30	1,600,000	48,000,000	1,710,000	51,300,000	3,300,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	672	67,200,000	-6,739,500

Subtotal				8,726,292,118		16,954,265,775	8,227,973,657

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 121				8,457,529,013		8,457,529,013	0

* Deemed securities are included.

Total				17,183,821,131		25,411,794,788	8,227,973,657

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co.,Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	131,000	52,400,000,000	51,900,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,767,000	541,606	3,810,739,920	–27,080
Other subsidiaries				38,500,000		38,500,000	0

Total				7,132,418,000		59,032,390,920	51,899,972,920

*	Beginning book value (US$10,000,000) of Matsuyama Nissin Leasing (Shanghai) Co., Ltd. is converted into yen.